Suite 1050, 400 Burrard Street Vancouver, British Columbia V6C 3A6 Canada	e: info@contactgold.com p: +1 (604) 449-3361 w: contactgold.com

CONTACT GOLD CLOSES FIRST TRANCHE OF PRIVATE PLACEMENT FINANCING

NOT FOR DISTRIBUTION TO U.S. NEWSWIRE SERVICES OR FOR DISSEMINATION IN THE UNITED STATES. ANY
FAILURE TO COMPLY WITH THIS RESTRICTION MAY CONSTITUTE A VIOLATION OF U.S. SECURITIES LAWS.

Vancouver, B.C. (November 25, 2021) - Contact Gold Corp. (the "Company" or "Contact Gold") (TSXV: C; OTCQB: CGOLF) is pleased to announce that it has closed the first tranche of the previously announced non-brokered private placement (the "Offering"), resulting in the issuance of 57,600,000 units of the Company ("Unit") at a price of $0.05 per Unit for gross proceeds of $2,880,000. All $ amounts herein are expressed in Canadian dollars.

The net proceeds of the Offering are expected to be used to undertake further drilling at Contact Gold's Green Springs gold project & continued exploration at the Pony Creek gold project, each located in Nevada, and for general working capital purposes.

The Company expects the second tranche to close on or about November 29, 2021.

Each Unit consisted of one common share in the capital of the Company ("Common Share") and one half of one Common Share purchase warrant (each whole warrant, a "Warrant"), with each Warrant entitling the holder to purchase an additional Common Share at a price of $0.075 per share for a period of 24 months from the closing date (the "Expiry Date").  In the event that at any time between four months and one day following the closing date and the Expiry Date, the Common Shares trade on the TSX Venture Exchange (the "TSXV") at a closing price which is equal to or greater than $0.15 for a period of ten consecutive trading days, the Company may accelerate the expiry date of the Warrants by giving notice to the holders thereof and in such case the Warrants will expire on the 30th day after the date such notice is provided.

The Offering included subscriptions by several insiders of the Company, including certain officers and directors, for an aggregate of 12,770,420 Units.

Participation in the Offering by the officers and directors was considered a "Related Party Transaction" under Policy 5.9 of the TSXV, which adopts Multilateral Instrument 61-101 ("MI 61-101") as a policy of the TSXV. In completing such transactions, Contact Gold relied on the applicable exemptions from the valuation requirement and minority security holder approval requirements available under Sections 5.5(a) and 5.7(a) of MI 61-101, respectively, on the basis that the participation in the private placement by insiders did not exceed 25% of the Company's market capitalization.  A material change report will be filed in connection with the participation of Insiders in the Offering less than 21 days in advance of the closing of the Offering, which the Company deemed reasonable in the circumstances so as to be able to avail itself of potential financing opportunities and complete the Offering in an expeditious manner.

Finder fees paid in cash in connection with the closing of this first tranche of the Offering totaled $51,088.74. No finders fees are expected to be payable relating to the second tranche.

The securities issued pursuant to the Offering will be subject to a four month and one day statutory hold period in Canada. The offered securities have not been, nor will they be, registered under the United States Securities Act of 1933, as amended (the "Securities Act") or any state securities laws. Offers and sales in the United States will be limited to institutional accredited investors. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful.

The closing of the Offering remains subject to the final approval of the TSXV.

About Contact Gold Corp.

Contact Gold is an exploration company focused on making district scale gold discoveries in Nevada.  Contact Gold's extensive land holdings are on the prolific Carlin and Cortez gold trends which host numerous gold deposits and mines. Contact Gold's land position comprises approximately 140 km2 of target rich mineral tenure hosting numerous known gold occurrences, ranging from early- to advanced-exploration and resource definition stage.

Additional information about the Company is available at www.contactgold.com.

For more information, please contact: +1 (604) 449-3361

Matthew Lennox-King - President & CEO

Jack Trembath - Manager, Investor Relations

E-mail: info@ContactGold.com

Neither the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accepts responsibility for the adequacy of this release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Cautionary Note Regarding Forward-Looking Information

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking statements") within the meaning of the applicable Canadian securities legislation. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "budget", "scheduled", "forecasts", "estimates", "believes" or "intends" or variations of such words and phrases or stating that certain actions, events or results "may" or "could", "would", "might" or "will" be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements. In this news release, forward-looking statements relate, among other things, to the Offering generally, the anticipated closing and successful completion of an additional tranche of the Offering, the use of proceeds therefrom, receipt of applicable regulatory approvals including final TSXV approval, and proposed exploration activities of the Company on the Green Springs and Pony Creek properties, and the results thereof.

These forward-looking statements are based on reasonable assumptions and estimates of management of the Company at the time such statements were made. Actual future results may differ materially as forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors, among other things, include; receipt of applicable regulatory approvals; availability of financing; impacts arising from the global disruption by the Covid-19 coronavirus outbreak; fluctuations in general macroeconomic conditions; fluctuations in securities markets; fluctuations in spot and forward prices of gold, silver, base metals or certain other commodities; fluctuations in currency markets (such as the Canadian dollar to United States dollar exchange rate); change in national and local government, legislation, taxation, controls, regulations and political or economic developments; risks and hazards associated with the business of mineral exploration, development and mining (including environmental hazards, industrial accidents, unusual or unexpected formations pressures, cave-ins and flooding); inability to obtain adequate insurance to cover risks and hazards; the presence of laws and regulations that may impose restrictions on mining; employee relations; relationships with and claims by local communities and indigenous populations; availability of increasing costs associated with mining inputs and labour; the speculative nature of mineral exploration and development (including the risks of obtaining necessary licenses, permits and approvals from government authorities); and title to properties. Although the forward-looking statements contained in this news release are based upon what management of the Company believes, or believed at the time, to be reasonable assumptions, the Company cannot assure shareholders that actual results will be consistent with such forward-looking statements, as there may be other factors that cause results not to be as anticipated, estimated or intended. Readers should not place undue reliance on the forward-looking statements and information contained in this news release. The Company assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.